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As filed with the Securities and Exchange Commission on April 24, 2002.

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED
(formerly Biospherics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of Registrant's Principal Executive Offices)	(Zip Code)

1997 STOCK OPTION PLAN
(Full title of the plan)

Name, address and telephone number of agent for service:	Please send copies of all communications to:
Dr. Gilbert V. Levin Chief Executive Officer Spherix Incorporated 12051 Indian Creek Court Beltsville, Maryland 20705 (301) 419-3900	James E. Baker, Jr., Esq. Baxter, Baker, Sidle, Conn & Jones, P.A. 120 E. Baltimore Street, Suite 2100 Baltimore, Maryland 21202-1643 (410) 385-8122

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share Price(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $.005 per share	600,000 shares	$7.13	$4,278,000	$1,069

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act based on a price of $7.13 per share, the last sales price of the Common Stock of Registrant on April 18, 2002, as reported on the NASDAQ National Market System.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

        The contents of the Registrant's Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission (File No. 333-66053) are hereby incorporated by reference. This Registration Statement registers additional securities of the same class as the securities registered by such prior registration statement, and the securities registered hereby will be issued pursuant to the 1997 Stock Option Plan referred to in such prior registration statement.

Item 8.    Exhibits

        See Exhibit Index immediately following the signature page.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beltsville, State of Maryland, on April 12, 2002.

SPHERIX INCORPORATED
By:	/s/ GILBERT V. LEVIN Gilbert V. Levin, Chair, CEO, and Treasurer
By:	/s/ RICHARD C. LEVIN Richard C. Levin, CFO & VP Administration
By:	/s/ ROBERT L. CLAYTON Robert L. Clayton, Controller

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID H. AFFELDT David H. Affeldt	Director	April 12, 2002
/s/ LIONEL V. BALDWIN Lionel V. Baldwin	Director	April 12, 2002
/s/ THOMAS W. GANTT Thomas W. Gantt	Director	April 12, 2002
/s/ GILBERT V. LEVIN Gilbert V. Levin	Director	April 12, 2002
/s/ M. KAREN LEVIN M. Karen Levin	Director	April 12, 2002
/s/ ANNE S. MACLEOD Anne S. MacLeod	Director	April 12, 2002
/s/ THOMAS G. MOORE Thomas G. Moore	Director	April 12, 2002
/s/ DEBORAH S. STREB Deborah S. Streb	Director	April 12, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	1997 Stock Option Plan (incorporated by reference from the Registrant's Annual Proxy Statement for its May 15, 1998 Annual Meeting, File No. 000-05576)
4.2	Amendment No. 1 to 1997 Stock Option Plan (incorporated by reference from the Registrant's Annual Proxy Statement for its May 15, 2001 Annual Meeting, File No. 000-05576)
5	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.
23.1	Consent of Baxter, Baker, Sidle Conn & Jones, P.A. (contained in Exhibit 5)
23.2	Consent of Independent Certified Public Accountants

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  PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX